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                              LIST OF SUBSIDIARIES
                                  EXHIBIT 21.1


Triad International Maintenance Corporation (Delaware)                      100%

       Timco Engineered Systems, Inc.                      100%

Brice Manufacturing Company, Inc. (California)                              100%

Aircraft Interior Design, Inc. (Florida)                                    100%

Timco Engine Center, Inc. (Delaware)                                        100%

Aviation Sales Distribution Services Company (Delaware)                     100%

Aviation Sales Leasing Company (Delaware)                                   100%

AVS/M-1, Inc. (Delaware)                                                    100%

AVS/M-2, Inc. (Delaware)                                                    100%

AVS/M-3, Inc. (Arizona)                                                     100%

AVS/CAI, Inc. (Florida)                                                     100%

TMAS/ASI, Inc. (Arkansas)                                                   100%

Aviation Sales Property Management Corp. (Delaware)                         100%

       AVSRE, LP (Delaware)                                1% GP interest

Whitehall Corporation (Delaware)                                            100%

       Hydroscience, Inc. (Texas)                          100%

       AVSRE, LP (Delaware)                                99% LP interest